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EXHIBIT 23.2


         CONSENT OF REGISTERED INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


TO: Bentley Commerce Corp.

         As registered independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8, of our report, which includes an explanatory paragraph regarding the substantial doubt about the Company's ability to continue as a going concern, dated September 21, 2004 included in Bentley Commerce Corp.'s Annual Report on Form 10-KSB for the year ended June 30, 2004, and to all references to our Firm included in this Registration Statement.

                                     /s/RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
                                     -------------------------------------------
                                     Russell Bedford Stefanou Mirchandani LLP

McLean, Virginia
November 4, 2004